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                       RESTRICTED STOCK AWARD AGREEMENT
                       --------------------------------

        This Restricted Stock Award Agreement is made as of the 25th day of July, 1995, between SPECIALTY CHEMICAL RESOURCES, INC., a Delaware corporation (hereinafter called the "Company"), and JOHN H. EHLERT, an employee of the Company or one or more of its subsidiaries (hereinafter called the "Employee").

        WHEREAS, the Company desires to evidence the restricted stock award (the "Restricted Stock Award") granted to the Employee as of the date set forth above.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

        1. GRANT OF AWARD. The Company hereby grants to the Employee a Restricted Stock Award of an aggregate of Fifteen Thousand (15,000) shares of the common stock, $.10 par value, of the Company ("Shares") on the terms and conditions set forth herein.

        2. ISSUANCE OF SHARES. As soon as reasonably practical after the payment by the Employee of an amount equal to the aggregate par value of the Shares issuable under the Restricted Stock Award, which amount shall be paid by the Company on the Employee's behalf and charged to the Employee as compensation, and the delivery by the Employee to the Company of an executed stock power signed by the Employee and suitable to the Company's Board of Directors (the "Board"), the Shares shall be issued in the Employee's name.
Upon issuance of the certificate or certificates for the Shares, the Employee shall be a stockholder with respect to the Shares and shall have all the rights of a stockholder with respect to the Shares, including but not limited to, the right to vote the Shares and to receive dividends and other distributions paid with respect to the Shares. The certificate
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or certificates for the Shares, together with the executed stock power shall be held by the Company in its control for the account of the Employee until the restrictions set forth in Section 4 of this Restricted Stock Award Agreement lapse (at which time the appropriate number of Shares shall be delivered to the Employee) or, if earlier, until the Shares are forfeited to the Company and cancelled as provided in Section 4 of this Restricted Stock Award Agreement.

        3. CASH PAYMENT. The Company will make a cash payment to the Employee at the time set forth below equal to the aggregate of the amount of federal, state and local income taxes which the Employee will be required to pay to each such taxing authority attributable to the realization of taxable income as a result of the receipt and/or vesting of the Shares pursuant to this Restricted Stock Award; provided, however, as a condition to the receipt of this cash payment the Employee must deliver to the Company a copy of a properly executed election that he has filed with the Internal Revenue Service to be taxed immediately under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the Shares to be issued under this Restricted Stock Award. In computing the amount of this payment, it shall be assumed that the Employee is subject to tax by each such taxing authority at the highest marginal tax rate in the respective taxing jurisdiction of the Employee (provided that the highest marginal tax rate for federal income tax purposes shall be determined under Section 1 of the Code), taking into account the city and state in which the Employee resides, but giving effect to the tax benefit, if any, which the Employee may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction (disregarding the effects of Code Section 68 in deterrmining deductibility for federal income tax purposes). In addition to the foregoing, the


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cash payment due to the Employee hereunder shall be increased by the aggregate of the amount of federal, state and local taxes for which the Employee may be liable (computed on the same basis) on account of the cash payment to be made hereunder, such that the Employee will receive the Shares net of all income taxes imposed on him on account of the receipt of the Shares under this Restricted Stock Award Agreement. Payment of the cash amount set forth above shall be made at such time as the Board shall determine, in its sole discretion, but in no event later than the date that the Employee files his federal income tax return for the calendar year which includes the date of this Restricted Stock Award Agreement.

                4. RESTRICTIONS ON AWARD. The Restricted Stock Award shall be subject to the following terms and conditions:

                (a) In the event the Employee sells, exchanges, transfers, pledges, hypothecates or otherwise disposes of (or purports or attempts to do any of the foregoing) any or all of the Shares then held by the Company pursuant to Section 2 of this Restricted Stock Award Agreement (including any Shares issuable, but not yet issued) with respect to which the restrictions set forth in this Section 4 have not lapsed in accordance with paragraph (c) below, then all of such disposed (or purportedly disposed) Shares will be immediately forfeited to the Company without notice and without consideration.

                (b) In the event of the termination of the Employee's employment with the Company and all subsidiaries of the Company, for any reason whatsoever, prior to a Change in Control (as defined below) of the Company, all of the Shares then held by the Company pursuant to Section 2 of this Restricted Stock Award Agreement


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(including any Shares issuable, but not yet issued) with respect to which the restrictions set forth in this Section 4 have not lapsed in accordance with paragraph (c) below will be immediately forfeited to the Company without notice and without consideration.

                (c) All restrictions set forth in this Section shall lapse for those Shares which have not already been distributed to the Employee shall, subject to the provisions of Section 2 of this Restricted Stock Award Agreement, be appropriately distributed to the Employee as soon as reasonably practical after, the earlier of:

        (i)     a Change in Control of the Company; or

        (ii)    (A)  The date of grant with respect to one-third (1/3) of the
                     Shares originally awarded herein,

                (B) The first anniversary of the date of grant with respect to an additional one-third (1/3) of the Shares originally awarded herein, and

                (C) The second anniversary of the date of grant with respect to the balance of the Shares awarded herein.

                5. TAXES. The Company shall have the right to deduct, from the cash payment to be made to the Employee pursuant to Section 3 of this Restricted Stock Award Agreement or from any other amounts payable then or any time thereafter to the Employee, the amount of any taxes which the Company is or will be required by law to withhold, as and when required by law, with respect to such cash payment or the Shares received or to be received by the Employee pursuant to this Restricted Stock Award. The Company shall


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         have the right to require a person entitled to receive Shares pursuant to this Restricted Stock Award Agreement to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares are delivery pursuant to the Restricted Stock Award.

         6. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to this Restricted Stock Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require the Employee to furnish the Company with appropriate representations and a written investment letter prior to the delivery of any Shares pursuant to this Restricted Stock Award.

         7. INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Restricted Stock Award Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange shall not affect the validity or enforceability of the remainder of this Restricted Stock Award Agreement.

         8. WAIVER AND MODIFICATION. The provisions of this Restricted Stock Award Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

         9. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A


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promulgated under the Securities Exchange Act of 1934 (as in effect on the date of this Agreement, the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in Control shall be deemed to have occurred if:

                (a) any "person" (as defined in subsections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities; or

                (b) there shall cease to be a majority of the Board comprised of Continuing Directors (as defined below).

Anything in this Section 9 to the contrary notwithstanding, an event or occurrence (or a series of events or occurrences) that would otherwise constitute a change in Control under the foregoing shall not constitute a Change in Control for purposes of this Agreement if the Board, by majority vote, determines that a Change in Control does not result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. Further, an event or occurrence (or series of events or occurrences) that would not otherwise constitute a Change in Control under the foregoing shall be deemed to constitute a Change in Control for purposes of this Agreement if the Board, by majority vote, determines that a Change in Control does result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. A determination by directors under this Section 9 shall be made solely for purposes of this Agreement and shall not directly or indirectly affect any determination or analysis of


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whether a change in control results for any other purpose. Any determination made with respect to whether a change in control results for purposes of any other agreement or plan of the Company shall have no effect for purposes of this Agreement.

        For purposes of this Section 9, "Continuing Directors" shall mean individuals who constitute the Board as of the date of this Agreement and any new director(s) whose election by such Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors as of the date of this Agreement or whose election or nomination for election was previously so approved.


        10. INTERPRETATION. All decisions or interpretations made by the Board with regard to any question arising under this Restricted Stock Award Agreement shall be binding and conclusive on the Company and the Employee.

        11. MULTIPLE COUNTERPARTS. This Restricted Stock Award Agreement may be signed in multiple counterparts, all of which taken together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.





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         12.  GOVERNING LAW. ThiS Restricted Stock Award Agreement shall be governed by the laws of the State of Delaware.

        IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award Agreement to be duly executed by its duly authorized officers, and the Employee has hereunto set his hand, all as of the day and year first above written.



                                           SPECIALTY CHEMICAL
                                            RESOURCES, INC.

                                           By:  [Signature illegible]
                                               -------------------------------


                                               /s/ JOHN H EHLERT
                                               -------------------------------
                                               John H. Ehlert, Employee









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